EXHIBIT 10.29

                                 AMENDMENT NO. 1
                                       to
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Elcom International, Inc., hereinafter called the "Company,' hereby adopts Amendment No. 1 to the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan") pursuant to the following terms and provisions:

     A. The name of the Plan is hereby changed to "the Elcom International, Inc. 1995 Non-Employee Director Stock Option Plan," and all references to "Catalink Direct, Inc." are hereby amended to read "Elcom International, Inc."

     B. Subsection b of Section 4 of the Plan is amended by adding thereto the following additional paragraph, immediately following the end of the existing Subsection b:

               "Notwithstanding any other provision of the Plan, the Board of Directors of the Company, acting by a majority of the Directors who are not eligible Directors under the Plan (the "Ineligible Directors") may, from time to time in the discretion of the Ineligible Directors, amend any or all of the options granted to eligible Directors under the Plan which are then outstanding and unexercised, including without limitation by reducing the price at which each share of Common Stock may be purchased pursuant to an option granted under the Plan, such that the price as reduced shall be no less than the "fair market value" (as determined pursuant to Section 7) for each such share as of the date of such reduction, but in no event shall such price be less than the par value of such shares of Common Stock."

     IN WITNESS WHEREOF, Elcom International, Inc., by its appropriate officer duly authorized, has executed this instrument as of the 3rd day of April, 1997.

                                                    ELCOM INTERNATIONAL, INC.


                                                    By: /s/ Laurence F. Mulhern
                                                        -----------------------
                                                        Secretary